 Exhibit 99.1
Enovix Announces Fourth Quarter and Full Year 2023 Financial Results
FREMONT, Calif., February 20, 2024 -- Enovix Corporation (“Enovix”) (Nasdaq: ENVX), an advanced silicon battery company, announced today financial results for fourth quarter and full year 2023, which included the summary below from its President and CEO, Dr. Raj Talluri.

Fellow Shareholders,

In the fourth quarter of 2023 we completed our acquisition of Routejade and positioned the company to scale with high-volume manufacturing in Malaysia. Our highlights for the quarter include:

•Record top-line performance: Revenue of $7.4 million in the fourth quarter of 2023, up from $1.1 million in the fourth quarter of 2022 and $0.2 million in the third quarter of 2023. Revenue strength was driven by strong performance from Routejade, along with continued volume shipments of BrakeFlowTM-enabled batteries for the U.S. Army.
•Scale-up of Fab2 in Malaysia: Built out approximately 250,000 square feet of factory space and began receiving shipments of Gen2 equipment that had cleared Factory Acceptance Testing (“FAT”) during the quarter. We remain on track to produce first silicon battery samples from Fab2 in April.
•Customer engagement: We hosted the management teams of two OEMs with top 5 smartphone market share in China at our Fremont headquarters during the quarter and recently signed a development agreement with a leading automaker.
•Technical milestones: Based on battery cycling performance in our labs and advanced modeling, we gained confidence in the quarter of achieving 1,000 cycles on our smartphone-class silicon battery. We plan to begin sampling high cycle life smartphone batteries, which we call EX-1M, beginning in the second quarter of 2024.

We made tremendous progress in 2023. Notably we: 1) established a strong manufacturing base and team in Malaysia, 2) rebuilt the management team with experienced leaders that have a demonstrated track record in our target markets, 3) strengthened customer and supplier relationships with focus on industry-leading smartphone batteries, and 4) vertically integrated our manufacturing through acquisition and gained a seasoned team in Korea that has shipped batteries for over 20 years. We are now focused on executing our global scale-up plan.

We plan this year to demonstrate to customers: 1) high-volume manufacturing from Gen2 equipment and 2) high-energy density batteries tailored to smartphones. Both activities commence in the second quarter of 2024 and our confidence level is high that we will be successful. In parallel, we intend to grow overall revenue meaningfully year-over-year.

The need for a higher energy density battery is critically important across all industries. This is particularly the case in the smartphone industry, which is now facing a tidal wave of power-hungry AI-based applications.

During the quarter, we contracted with Tirias Research to analyze historical battery and power consumption trends on the smartphone, along with a forecast for AI usage in the coming years. Tirias forecasted that global GenAI usage (all words, symbols, images, and video frames) will increase over 150x between 2023 and 2028. The impact on device energy budgets is likely to be massive. As an example, Tirias found that capturing video with AI features enabled on two leading flagship smartphones consumed over 50% more battery life than without AI. They also found that running chatbots ChatGPT3 and Llama 2 consumed 2x-11x more battery life than watching videos on YouTube. This AI megatrend calls into question whether today’s standard of all-day battery life on the smartphone is sustainable without a battery breakthrough like ours. We are extremely well-positioned given our engagements with Vivo, Xiaomi, Lenovo, among others, and highly motivated to solve this problem for these industry leaders in the years ahead.

Business Update

Manufacturing. Fab2 in Malaysia began to take shape during the quarter as first tools showed up in November and we began installing laser patterning and battery formation tools for Site Acceptance Test (“SAT”). In parallel, we converted battery production sections of the facility to meet the Class 10,000 Cleanroom standard.

Our FAT and SAT processes are extremely rigorous, meant to ensure that we place machines into service that meet our specifications for throughput, yield, and machine uptime. With that in mind, we are finalizing FAT for our battery stacking and packaging equipment with a priority on preparing our Agility Line in Fab2 to produce first customer samples early in the second quarter of 2024 with the high-volume Gen2 Autoline beginning production right behind it.

In support of our Malaysia expansion, we continued during the quarter to strengthen our relationships in the country. Notably, in November we met with Malaysian Prime Minister Anwar Ibrahim during his visit to the Bay Area for the Asia-Pacific Economic Cooperation (APEC) summit.

Commercialization. We recently entered into a development agreement with a leading automaker to validate the advantages of the Enovix cell architecture for an electric vehicle (“EV”) battery. We believe this agreement is a strong endorsement of our architecture’s value proposition in the EV battery market, which is expected to eclipse $500 billion by 2040, according to analyst estimates.

During the quarter we continued to build out our customer-facing product management team. This seasoned group has been able to collect detailed product requirements and test plans from multiple leading smartphone and computing OEMs, which should prove advantageous as we increasingly tailor our technology roadmap to unique customer needs.

The battery business from our recent acquisition of Routejade delivered a strong quarter due to fulfillment of orders to customers in the military, IoT, medical, and industrial end markets.

As we integrate this business, we see revenue synergies to extend this new product portfolio to our existing customer relationships in the IoT and military markets. These products have already been well-received, and our new Korean manufacturing location allows customers to geographically diversify their supplier base within Asia.

Technology and Products. Tailored to the cycle life and fast charge specifications of leading OEMs, we are developing two generations of high energy density smartphone batteries, named EX-1M and EX-2M. We plan to deliver customer samples of EX-1M in the second quarter of 2024 and EX-2M in the fourth quarter of 2024, both from Fab2. In parallel, we are also developing variants for products in other markets that require exceptional energy density or extreme temperature tolerance.

We believe EX-1M and EX-2M will be the first smartphone batteries in the world to use a 100% active silicon anode to drive category-leading energy density while also delivering 1,000 full charge-and-discharge cycles and fast charge. Core to this landmark achievement is our material agnostic strategy, which has allowed us to leverage leading materials suppliers to upgrade our anodes, cathodes, and electrolyte formulations from EX-1. Toward this end, in January, we announced a collaboration with Group14 Technologies, to develop a silicon battery using 100% of its anode material within the Enovix architecture.

Furthermore, reducing our R&D qualification time has also been critical to this achievement. Based on advanced modeling processes developed by our team in India, we have been able to cut down internal qualification times from 14 weeks to eight weeks based on cycle life predictions when we adjust materials.

Financials. Total revenue in the fourth quarter of 2023 was $7.4 million, up from $0.2 million in the third quarter of 2023.

Our GAAP cost of revenue of $19.8 million in the fourth quarter of 2023 was up from $16.8 million in the third quarter of 2023. Our non-GAAP cost of revenue of $17.1 million in the fourth quarter of 2023 was up from $14.4 million in the third quarter of 2023. Both our GAAP and Non-GAAP cost of revenue included accelerated depreciation of $6.2 million associated with the strategic realignment of Fab1 we announced last October.

Our GAAP operating expenses of $52.4 million in the fourth quarter of 2023 were up from $33.8 million in the third quarter of 2023. Our non-GAAP operating expenses of $40.3 million in the fourth quarter of 2023 were up from $18.8 million in the third quarter of 2023. Both our GAAP and Non-GAAP operating expenses included accelerated depreciation of $12.3 million also associated with the strategic realignment of Fab1.

We exited the fourth quarter of 2023 with $306.8 million of cash, cash equivalents, and short-term investments due to cash used in operating activities of $27.2 million and capital expenditures of $28.8 million.

A full reconciliation of our GAAP to Non-GAAP results is available later in this report.

Outlook

For the first quarter of 2024, we expect revenue between $3.5 million and $4.5 million, an adjusted EBITDA loss of $24 million to $31 million, and a Non-GAAP EPS loss of $0.29 to $0.35 which includes approximately $0.10 of negative EPS impact from accelerated depreciation associated with the strategic realignment of Fab1.

Summary

We made significant progress in 2023 and now have the structure in place to continue advancing toward our goal of becoming a scale supplier with multi-billions of dollars in revenue and industry-leading margins. We are focused on the execution of two key milestones in 2024: 1) demonstrating high-volume manufacturing in Malaysia and 2) delivering samples of our leading smartphone batteries, EX-1M and EX-2M, to customers.

Conference Call Information

Enovix will hold a video conference call at 2:00 PM PT / 5:00 PM ET today, February 20, 2024, to discuss the company’s business updates and financial results. To join the call, participants must use the following link to register: https://enovix-q42023-earnings.open-exchange.net/registration. This link will also be available via the Investor Relations section of Enovix’s website at https://ir.enovix.com. An archived version of the call will be available on the Enovix investor website for one year at https://ir.enovix.com.
About Enovix
Enovix is on a mission to power the technologies of the future. Everything from IoT, mobile and computing devices, to the vehicle you drive, needs a better battery. The company’s disruptive architecture enables a battery with high energy density and capacity without compromising safety. Enovix is scaling its silicon-anode, lithium-ion battery manufacturing capabilities to meet customer demand. For more information, please visit www.enovix.com and follow us on LinkedIn.

Management’s Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow and other non-GAAP measures are intended as supplemental financial measures of our performance that are neither required by, nor presented in accordance with GAAP. We believe that the use of Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results, trends, and in comparing our financial measures with those of comparable companies, which may present similar Non-GAAP financial measures to investors.
However, you should be aware that when evaluating the non-GAAP measures, we may incur future expenses similar to those excluded when calculating these measures. In addition, the presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of EBITDA, Adjusted EBITDA, Free Cash Flow and other Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate the Non-GAAP measures in the same fashion.

Forward-Looking Statements

This letter to shareholders contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” and “pursue” or the negative of these terms or similar expressions. Forward-looking statements in this letter to shareholders include, but are not limited to, statements regarding our expectations regarding, and our ability to respond to, market and customer demand, our customers’ releases of products using our batteries, our financial and business performance, projected improvements in our manufacturing, commercialization and R&D activities, our expectations regarding FAT and SAT , our ability to meet goals for yield and throughput, the set up and creation of the manufacturing facility in Malaysia, the anticipated contributions of and benefits from personnel, our revenue funnel, our efforts in the portable electronics market, particularly IoT, Mobile, and Computing categories, our ability to meet milestones and deliver on our objectives and expectations, the implementation and success of our business model and growth strategy, including targeting various addressable markets and the expansion of our customer base, our ability to manage our expenses, our ability to integrate Routejade effectively, and our forecasts of our financial and performance guidance and metrics. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, our ability to improve energy density among our products, our ability to establish sufficient manufacturing and optimize manufacturing processes to meet demand, sourcing or establishing supply relationships, adequate funds to acquire our next manufacturing facility, set up and creation of manufacturing facility in Malaysia, ability to obtain financing in Malaysia, market acceptance of our products, changes in consumer preferences or demands, changes in industry standards, the impact of technological development and competition, and global economic conditions, including inflationary and supply chain pressures, and political, social, and economic instability, including as a result of armed conflict, war or threat of war, terrorist activity or other security concerns or trade and other international disputes that could disrupt supply or delivery of, or demand for, our products. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this letter to shareholders speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

For investor and media inquiries, please contact:

Enovix Corporation
Charles Anderson
Phone: +1 (612) 229-9729
Email: canderson@enovix.com

For media inquiries, please contact:

Enovix Corporation
Kristin Atkins
Phone: +1 (650) 815-6934
Email: katkins@enovix.com

Enovix Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	December 31, 2023	January 1, 2023
Assets
Current assets:
Cash and cash equivalents	$233,121	$322,851
Short-term investments	73,694	—
Accounts receivable, net	909	170
Notes receivable, net	1,514	—
Inventory	8,737	634
Prepaid expenses and other current assets	5,202	5,993
Total current assets	323,177	329,648
Property and equipment, net	166,471	103,868
Customer relationship intangibles and other intangibles, net	42,168	—
Operating lease, right-of-use assets	15,290	6,133
Goodwill	12,098	—
Other assets, non-current	5,100	937
Total assets	$564,304	$440,586
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,251	$7,077
Accrued expenses	13,976	7,089
Accrued compensation	10,731	8,097
Short-term debt	5,917	—
Deferred revenue	6,708	50
Other liabilities	2,435	716
Total current liabilities	61,018	23,029
Long-term debt, net	169,099	—
Warrant liability	42,900	49,080
Operating lease liabilities, non-current	15,594	8,234
Deferred revenue, non-current	3,774	3,724
Deferred tax liability	10,803	—
Other liabilities, non-current	13	92
Total liabilities	303,201	84,159
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares of 1,000,000,000; issued and outstanding shares of 167,392,315 and 157,461,802 as of December 31, 2023 and January 1, 2023, respectively	17	15
Preferred stock, $0.0001 par value; authorized shares of 10,000,000; no shares issued or outstanding as of December 31, 2023 and January 1, 2023, respectively	—	—
Additional paid-in-capital	857,037	741,186
Accumulated other comprehensive loss	(62)	—
Accumulated deficit	(598,845)	(384,774)
Total Enovix's stockholders’ equity	258,147	356,427
Non-controlling interest	2,956	—
Total equity	261,103	356,427
Total liabilities and equity	$564,304	$440,586

Enovix Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended		Fiscal Years
	December 31, 2023	January 1, 2023	2023	2022
Revenue	$7,381	$1,093	$7,644	$6,202
Cost of revenue	19,769	10,356	63,061	23,239
Gross margin	(12,388)	(9,263)	(55,417)	(17,037)
Operating expenses:
Research and development	34,582	15,545	88,392	58,051
Selling, general and administrative	17,807	15,425	79,014	51,970
Impairment of equipment	—	4,921	4,411	4,921
Restructuring cost	—	—	3,021	—
Total operating expenses	52,389	35,891	174,838	114,942
Loss from operations	(64,777)	(45,154)	(230,255)	(131,979)
Other income (expense):
Change in fair value of common stock warrants	2,040	31,140	6,180	75,180
Interest income	4,128	2,832	14,070	5,231
Interest expense	(1,629)	—	(4,456)	—
Other income (expense), net	(433)	1	(304)	(54)
Total other income, net	4,106	33,973	15,490	80,357
Loss before income tax benefit	(60,671)	(11,181)	(214,765)	(51,622)
Income tax benefit	(633)	—	(633)	—
Net loss	(60,038)	(11,181)	(214,132)	(51,622)
Net loss attributable to non-controlling interests	(61)	—	(61)	—
Net loss attributable to Enovix	$(59,977)	$(11,181)	$(214,071)	$(51,622)

Net loss per share attributable to Enovix shareholders, basic	$(0.36)	$(0.07)	$(1.35)	$(0.34)
Weighted average number of common shares outstanding, basic	165,708,522	154,190,752	159,065,697	152,918,287
Net loss per share attributable to Enovix shareholders, diluted	$(0.36)	$(0.27)	$(1.38)	$(0.82)
Weighted average number of common shares outstanding, diluted	165,708,522	155,283,324	159,575,555	154,149,367

Enovix Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Fiscal Years
	2023	2022
Cash flows from operating activities:
Net loss	$(214,132)	$(51,622)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, accretion and amortization	34,009	7,972
Stock-based compensation	69,452	30,367
Changes in fair value of common stock warrants	(6,180)	(75,180)
Impairment of equipment	4,411	4,921
Others	703	—
Changes in operating assets and liabilities:
Accounts and notes receivables	(370)	(170)
Inventory	4,509	(634)
Prepaid expenses and other assets	(626)	926
Accounts payable	6,096	2,272
Accrued expenses and compensation	1,977	2,547
Deferred revenue	(3,860)	(4,091)
Deferred tax liability	(813)	—
Other liabilities	188	(48)
Net cash used in operating activities	(104,636)	(82,740)
Cash flows from investing activities:
Purchase of property and equipment	(61,795)	(36,212)
Routejade acquisition, net of cash and restricted cash acquired	(9,968)	—
Purchases of investments	(138,343)	—
Maturities of investments	67,150	—
Net cash used in investing activities	(142,956)	(36,212)
Cash flows from financing activities:
Proceeds from exercise of common stock warrants, net	—	52,828
Proceeds from issuance of Convertible Senior Notes	172,500	—
Repayment of debt	(69)	—
Payments of debt issuance costs	(5,917)	—
Purchase of Capped Calls	(17,250)	—
Payroll tax payments for shares withheld upon vesting of RSUs	(3,931)	(587)
Proceeds from the exercise of stock options	11,928	2,379
Proceeds from issuance of common stock under employee stock purchase plan	2,350	1,900
Repurchase of unvested restricted common stock	(26)	(10)
Net cash provided by financing activities	159,585	56,510
Effect of exchange rate changes on cash, cash equivalents and restricted cash	154	—
Change in cash, cash equivalents, and restricted cash	(87,853)	(62,442)
Cash and cash equivalents and restricted cash, beginning of period	322,976	385,418
Cash and cash equivalents, and restricted cash, end of period	$235,123	$322,976

Net Loss Attributable to Enovix to Adjusted EBITDA
While we prepare our consolidated financial statements in accordance with GAAP, we also utilize and present certain financial measures that are not based on GAAP. We refer to these financial measures as “Non-GAAP” financial measures. In addition to our financial results determined in accordance with GAAP, we believe that EBITDA and Adjusted EBITDA are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses.
These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP. We endeavor to compensate for the limitation of the Non-GAAP financial measures presented by also providing the most directly comparable GAAP measures.
We use Non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes. We believe that Non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance and comparing its performance with competitors and other comparable companies. You should review the reconciliations below but not rely on any single financial measure to evaluate our business.
“EBITDA” is defined as earnings (net loss) attributable to Enovix adjusted for interest expense, income tax benefit, depreciation and amortization expense. “Adjusted EBITDA” includes additional adjustments to EBITDA such as stock-based compensation expense, change in fair value of common stock warrants, inventory step-up, impairment of equipment and other special items as determined by management which it does not believe to be indicative of its underlying business trends.
Below is a reconciliation of net loss attributable to Enovix on a GAAP basis to the Non-GAAP EBITDA and Adjusted EBITDA financial measures for the periods presented below (in thousands):

	Quarters Ended		Fiscal Years
	December 31, 2023	January 1, 2023	2023	2022
Net loss attributable to Enovix	$(59,977)	$(11,181)	$(214,071)	$(51,622)
Interest expense	1,629	—	4,456	—
Income tax benefit	(633)	—	(633)	—
Depreciation and amortization	24,009	3,177	34,009	7,972
EBITDA	(34,972)	(8,004)	(176,239)	(43,650)
Stock-based compensation expense (1)	11,620	8,250	69,093	30,367
Change in fair value of common stock warrants	(2,040)	(31,140)	(6,180)	(75,180)
Inventory step-up	2,206	—	2,206	—
Impairment of equipment	—	4,921	4,411	4,921
Restructuring cost (1)	—	—	3,021	—
Acquisition cost	158	—	1,273	—
Adjusted EBITDA	$(23,028)	$(25,973)	$(102,415)	$(83,542)

(1) $0.4 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal year ended December 31, 2023.

Free Cash Flow
We define “Free Cash Flow” as (i) net cash from operating activities less (ii) capital expenditures, net of proceeds from disposals of property and equipment, all of which are derived from our Consolidated Statements of Cash Flow. The presentation of non-GAAP Free Cash Flow is not intended as an alternative measure of cash flows from operations, as determined in accordance with GAAP. We believe that this financial measure is useful to investors because it provides investors to view our performance using the same tool that we use to gauge our progress in achieving our goals and it is an indication of cash flow that may be available to fund investments in future growth initiatives. Below is a reconciliation of net cash used in operating activities to the Free Cash Flow financial measures for the periods presented below (in thousands):

	Fiscal Years
	2023	2022
Net cash used in operating activities	$(104,636)	$(82,740)
Capital expenditures	(61,795)	(36,212)
Free Cash Flow	$(166,431)	$(118,952)

Other Non-GAAP Financial Measures Reconciliation
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended		Fiscal Years
	December 31, 2023	January 1, 2023	2023	2022
Revenue	$7,381	$1,093	$7,644	$6,202

GAAP cost of revenue	$19,769	$10,356	$63,061	$23,239
Stock-based compensation expense	(459)	(754)	(5,460)	(2,071)
Inventory step-up	(2,206)	—	(2,206)	—
Non-GAAP cost of revenue	$17,104	$9,602	$55,395	$21,168

GAAP gross margin	$(12,388)	$(9,263)	$(55,417)	$(17,037)
Stock-based compensation expense	459	754	5,460	2,071
Inventory step-up	2,206	—	2,206	—
Non-GAAP gross margin	$(9,723)	$(8,509)	$(47,751)	$(14,966)

GAAP research and development (R&D) expense	$34,582	$15,545	$88,392	$58,051
Stock-based compensation expense	(5,337)	(3,015)	(27,409)	(12,720)
Amortization of intangible assets	(277)	—	(277)	—
Non-GAAP R&D expense	$28,968	$12,530	$60,706	$45,331

GAAP selling, general and administrative (SG&A) expense	$17,807	$15,425	$79,014	$51,970
Stock-based compensation expense	(5,824)	(4,481)	(36,224)	(15,576)
Amortization of intangible assets	(536)	—	(536)	—
Acquisition cost	(158)	—	(1,273)	—
Non-GAAP SG&A expense	$11,289	$10,944	$40,981	$36,394

GAAP operating expenses	$52,389	$35,891	$174,838	$114,942
Stock-based compensation expense included in R&D expense	(5,337)	(3,015)	(27,409)	(12,720)
Stock-based compensation expense included in SG&A expense	(5,824)	(4,481)	(36,224)	(15,576)
Amortization of intangible assets	(813)	—	(813)	—
Impairment of equipment	—	(4,921)	(4,411)	(4,921)
Restructuring cost (1)	—	—	(3,021)	—
Acquisition cost	(158)	—	(1,273)	—
Non-GAAP operating expenses	$40,257	$23,474	$101,687	$81,725

(1) $0.4 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal year ended December 31, 2023.

	Quarters Ended		Fiscal Years
	December 31, 2023	January 1, 2023	2023	2022
GAAP loss from operations	$(64,777)	$(45,154)	$(230,255)	$(131,979)
Stock-based compensation expense (1)	11,620	8,250	69,093	30,367
Amortization of intangible assets	813	—	813	—
Inventory step-up	2,206	—	2,206	—
Impairment of equipment	—	4,921	4,411	4,921
Restructuring cost (1)	—	—	3,021	—
Acquisition cost	158	—	1,273	—
Non-GAAP loss from operations	$(49,980)	$(31,983)	$(149,438)	$(96,691)

GAAP net loss attributable to Enovix	$(59,977)	$(11,181)	$(214,071)	$(51,622)
Stock-based compensation expense (1)	11,620	8,250	69,093	30,367
Change in fair value of common stock warrants	(2,040)	(31,140)	(6,180)	(75,180)
Inventory step-up	2,206	—	2,206	—
Amortization of intangible assets	813	—	813	—
Impairment of equipment	—	4,921	4,411	4,921
Restructuring cost (1)	—	—	3,021	—
Acquisition cost	158	—	1,273	—
Non-GAAP net loss attributable to Enovix shareholders	$(47,220)	$(29,150)	$(139,434)	$(91,514)

GAAP net loss per share attributable to Enovix, basic	$(0.36)	$(0.07)	$(1.35)	$(0.34)
GAAP weighted average number of common shares outstanding, basic	165,708,522	154,190,752	159,065,697	152,918,287

GAAP net loss per share attributable to Enovix, diluted	$(0.36)	$(0.27)	$(1.38)	$(0.82)
GAAP weighted average number of common shares outstanding, diluted	165,708,522	155,283,324	159,575,555	154,149,367

Non-GAAP net loss per share attributable to Enovix, basic	$(0.28)	$(0.19)	$(0.88)	$(0.60)
GAAP weighted average number of common shares outstanding, basic	165,708,522	154,190,752	159,065,697	152,918,287

Non-GAAP net loss per share attributable to Enovix, diluted	$(0.28)	$(0.19)	$(0.87)	$(0.59)
GAAP weighted average number of common shares outstanding, diluted	165,708,522	155,283,324	159,575,555	154,149,367

(1) $0.4 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal year ended December 31, 2023.